UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 18, 2007

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2007, Blockbuster Inc. (“Blockbuster”) entered into a First Amendment (the “First Amendment”) to the Credit Agreement dated as of August 20, 2004, as amended and restated as of November 4, 2005 (the “Credit Agreement”), among Blockbuster, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for such lenders. Pursuant to the First Amendment, Blockbuster’s restrictions with respect to sales, transfers and other dispositions of assets were amended to provide that Blockbuster may consummate additional sales, transfers and other dispositions of assets with a cumulative aggregate fair market value of up to $150,000,000, provided, that Blockbuster will be required to contribute 100% of the net proceeds received from such additional sales, transfers or other dispositions of assets to its lenders in prepayment of obligations owing by Blockbuster to such lenders under the Credit Agreement. A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Credit Agreement between Blockbuster Inc. and the banks named therein, effective April 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: April 24, 2007	By:	/s/ Larry J. Zine
Larry J. Zine
Executive Vice President, Chief Financial Officer
and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to the Credit Agreement between Blockbuster Inc. and the banks named therein, effective April 18, 2007